EXHIBIT 10.39

October 28, 2024

VIA EMAIL DELIVERY:

Mr. Adiv Baruch, Chairman

Mr. Danny Hardon, CEO

Ariel Scientific Innovations Ltd.

Ariel University

Ariel 40070 Israel

Re: Royalty and License Fee Sharing Agreement dated as of November 30, 2019 ( the “Agreement”)

Gentlemen:

An Exit Event as defined by the above caption Agreement has occurred whereby Qrons has agreed to enter into a merger agreement.  Pursuant to Paragraph 2, Qrons is issuing to Ariel University 3% of its issued and outstanding shares. Qrons currently has 13,949,789 such shares and will issue to Ariel 418,494 shares to be deposited into Ariel’s account at the Company’s Transfer Agent.

The issuance of the shares and the Qrons’ merger agreement terminates Qrons’ obligations under the Agreement, thus terminating the Agreement.

We thank Ariel University and its staff for its long-term support of our Company and wish the University much success.

Sincerely

/s/ Jonah Meer
Jonah Meer
Chief Executive Officer

Cc: Dr. Ido Merfeld, President

Qrons Inc. | 28-10 Jackson Avenue, #26N, Long Island City, NY 11101 | 212.945.2080 | info@qrons.com | qrons.com